As filed with the Securities and Exchange Commission on August 9,
1996.
                    Registration Statement No. 333- _____

            SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, DC 20549
                   ____________________

                         FORM S-8
               REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933
                   ____________________

                 STUDIO PLUS HOTELS, INC.
  (Exact name of Registrant as specified in its Charter)

  Virginia                                    61-1273532
(State or other jurisdiction of (I.R.S. Employer Identification
Number)
incorporation or organization)
                1999 Richmond Road, Suite 4
                Lexington, Kentucky  40502
                      (606) 269-1999
(Address of principal executive offices, including zip code)

                 STUDIO PLUS HOTELS, INC.
1995 NON-EMPLOYEE DIRECTORS'
STOCK INCENTIVE PLAN
                 (Full title of the Plan)
                   ____________________

                   Norwood Cowgill, Jr.
                1999 Richmond Road, Suite 4
                Lexington, Kentucky  40502
                      (606) 269-1999
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                      With copies to:

                 David C. Wright, Esquire
                     Hunton & Williams
                   2000 Riverview Tower
                   900 South Gay Street
                Knoxville, Tennessee 37902
                      (423) 549-7700


                   ____________________



              CALCULATION OF REGISTRATION FEE

                             Proposed        Proposed    Amount
Title of         Amount      Maximum         Maximum    of Regis-
Securities       to be       Offering Price  Aggregate   tration
be Registered Registered  Per Share       Offering Price   Fee

Common Stock,  1,000,000    $18.625(*)    $1,862,500     $642
$.01 par         shares
value

(*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rules 457(c) and 457(h)(1) on the basis of $18.625 per share, which was the average of the high and low prices of the Common Stock on The Nasdaq Stock Market on August 7, 1996, as reported in The Wall Street Journal.

                        PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

Not required to be filed with the Commission.



                        PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Studio Plus Hotels, Inc. (the "Company") with the Commission (File
No. 0-25340) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Report on Form
10-Q for the quarter ended March 31, 1996; (iii) the Company's Prospectus, dated March 27, 1996, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"); (vi) the
Company's Current Report on Form 8-K dated February 27, 1996; and
(v) the Company's Current Report on
Form 8-K dated June 13, 1996.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Pursuant to the Virginia Stock Corporation Act, each director of the Company is required to discharge his duties in accordance with his good faith business judgment of the best interest of the Company. In addition, Virginia law provides that a transaction with the Company in which a director or officer of the Company has a direct or indirect interest is not voidable by the Company solely because of the director's or officer's interest in the transaction if (i) the material facts of the transaction and interest are disclosed to or known by the directors and the transaction is authorized, approved or ratified by the disinterested directors, (ii) the material facts of the transaction and interest are disclosed to or known by the shareholders and the transaction is authorized, approved or ratified by the disinterested shareholders, or (iii) the transaction is established to have been fair to the Company.

The Articles of Incorporation of the Company contain a provision which eliminates the liability of a director or officer to the Company or its shareholders for monetary damages for any breach of duty as a director or officer. This provision does not eliminate such liability to the extent that it is proved that the director or officer engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

The Articles of Incorporation also contain provisions which require the Company to indemnify an officer or director against liability incurred in any proceeding to which he is a party because he is an officer or director if (i) he conducted himself in good faith, (ii) he believed (A) in the case of conduct in his official capacity with the Company, that his conduct was in its best interests, or (B) in all other cases, that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

To the extent that the Board of Directors or the shareholders of the Company may in the future wish to limit or repeal the ability of the Company to provide indemnification as set forth in the Company's Articles of Incorporation, such repeal or limitation may not be effective as to directors and officers who are parties to the Indemnification Agreements, because their rights to full protection would be contractually assured by the Indemnification Agreements. It is anticipated that similar contracts may be entered into, from time to time, with future officers or directors of the Company.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1Articles of Incorporation of the Company (previously filed as Exhibit 3.1 to the Company's
Registration Statement on Form S-1 (Registration No. 33-87836) and incorporated by reference hereto).

4.2Bylaws of the Company (previously filed as Exhibit 3.1(a) to the Company's Registration
Statement on Form S-1 (Registration No. 33-87836) and incorporated by reference hereto).

4.3Studio Plus Hotels, Inc. 1995 Non-Employee Directors' Stock
Incentive Plan.

5.1Opinion of Hunton & Williams as to the legality of the securities being registered.

15Letter from Coopers & Lybrand L.L.P. regarding its review of financial information for the period ended March 31, 1996.

23.1Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration
Statement).

23.2Consent of Coopers & Lybrand L.L.P.

24Power of Attorney (included on signature page).

Item 9.  Undertakings

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

          (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 9th day of August, 1996.

                              STUDIO PLUS HOTELS, INC.


                              By  /s/ NORWOOD COWGILL, JR.

                                  Norwood Cowgill, Jr.
                                  Chairman of the Board and
                                    and Chief Executive Officer


                   POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Norwood Cowgill, Jr. and
William E. Anderson, II, or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933 and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 9th day of August, 1996.


Signature                                    Title
/s/ NORWOOD COWGILL, JR.
Norwood Cowgill, Jr.               Chairman of the Board and
                                   a Director
                                   (Principal Executive Officer)
/s/ RICHARD W. FURST
Richard W. Furst                   Director

/s/ THOMAS P. DUPREE
Thomas P. Dupree                   Director


/s/ WARREN W. ROSENTHAL
Warren W. Rosenthal                Director

/s/ DANIEL W. DANIELE
Daniel W. Daniele                  Director

/s/ MICHAEL J. MORIARTY
Michael J. Moriarty                Director, President and Chief
                                   Operating Officer
                                   (Principal Operating Officer)
/s/ WILLIAM E. ANDERSON, II
William E. Anderson, II            Director, Executive Vice
                                   President, Secretary and
                                   General Counsel

/s/ JAMES C. BAUGHMAN, JR.
James C. Baughman, Jr.             Chief Financial Officer and
                                   Treasurer
                                   (Principal Financial Officer)

/s/ DONALD F. VITTITOW
Donald F. Vittitow                 Director of Corporate
                                   Reporting
                                   (Principal Accounting Officer)



                                       EXHIBIT INDEX


Exhibit No.              Description           Sequentially
                                               Numbered Page

4.1  Amended and Restated Articles of
Incorporation of the Company (previously
filed as Exhibit 3.1 to the Company's
Registration Statement on Form S-1
(Registration No. 33-87836) and
incorporated by reference hereto).                       *

4.2  Bylaws of the Company (previously filed
as Exhibit 3.1(a) to the Company's
Registration Statement on Form S-1
(Registration No. 33-87836) and
incorporated by reference hereto).                         *

4.3  Studio Plus Hotels, Inc. 1995 Non-
Employee Directors' Stock Incentive Plan.                     *

5.1  Opinion of Hunton & Williams as to the
legality of the securities being registered.                 *

15   Letter from Coopers & Lybrand L.L.P.
regarding its review of financial
information for the period ended March
31, 1996.                                                    *

23.1 Consent of Hunton & Williams (included
in the opinion filed as Exhibit 5.1 to the
Registration Statement).                                     *

23.2 Consent of Coopers & Lybrand L.L.P.                     *

24   Power of Attorney (included on signature
page).                                                          *